UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 1, 2011

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Extension of Dirk Kuyper’s Employment Term

(e) On January 1, 2011, Alphatec Holdings, Inc. (the “Company”) extended the employment term of Dirk Kuyper, the Company’s President and Chief Executive Officer, from July 1, 2011 to July 1, 2013. Under the terms of Mr. Kuyper’s original employment agreement, his original employment term expired on July 1, 2011. This change was set forth in an amended and restated employment agreement between the Company and Mr. Kuyper. All other terms or provisions of the prior employment agreement remain unaffected by this Amended and Restated Employment Agreement and continue in full force and effect. The description of the material terms of the Amended and Restated Employment Agreement above is subject to the full terms and conditions of such agreement, a copy of which shall be filed as an exhibit to the Company’s Annual Report on form 10-K for the year ended December 31, 2010.

Extension of Mitsuo Asai’s Employment Term

(e) On January 14, 2011, the Company extended the employment term of Mitsuo Asai, the President of Alphatec Pacific, Inc., from January 14, 2011 to January 15, 2014. Under the terms of Mr. Asai’s original employment agreement, his original employment term expired on January 14, 2011. This change was set forth in an amended and restated employment agreement between the Company and Mr. Asai. All other terms or provisions of the prior employment agreement remain unaffected by this Amended and Restated Employment Agreement and continue in full force and effect. The description of the material terms of the Amended and Restated Employment Agreement above is subject to the full terms and conditions of such agreement, a copy of which shall be as an exhibit to the Company’s Annual Report on form 10-K for the year ended December 31, 2010.

2010 Bonus Payments

(e) On February 3, 2011, the Compensation Committee of the Board of Directors of the Company approved bonus payments to the individuals listed below. The individuals listed below consist of the Company’s current officers that were named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in the Company’s 2010 proxy statement and the Company’s current Chief Financial Officer and Vice President that received a bonus based upon the Company’s performance in 2010. The Company described its 2010 bonus plan (the “2010 Bonus Plan”) in the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2010. The bonus payments set forth below are consistent with the terms of the 2010 Bonus Plan that had been previously approved by the Compensation Committee.

Name and Title	Cash Bonus Payment
Stephen Lubischer, Vice President, Sales	$74,400	(1)
Mitsuo Asai, President, Alphatec Pacific, Inc.	$96,320

(1)	Represents quarterly bonuses and annual bonus.

Other than Messrs. Lubischer and Asai, no senior executive officer of the Company received a bonus for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: March 3, 2011	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Senior Vice President